UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sigma-Aldrich Corporation

(Name of Registrant as Specified In Its Charter)

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The following email was sent from Rakesh Sachdev, President and Chief Executive Officer of Sigma-Aldrich Corporation (“Sigma-Aldrich”) to Sigma-Aldrich employees on September 22, 2014:

3050 Spruce Street, St. Louis, MO 63103 USA

Tel: (800) 521-8956 (314) 771-5765    Fax: (800) 325-5052 (314) 771-5757

September 22, 2014

TO: All Sigma-Aldrich Employees

FROM: Rakesh Sachdev

SUBJECT: Merck KGaA to Acquire Sigma-Aldrich

Dear Sigma-Aldrich Employees,

Today we announced that Sigma-Aldrich has signed a definitive agreement to be acquired by Merck KGaA, Darmstadt, Germany (“Merck”), establishing one of the leading players in the global life science industry (press release attached). This is an exciting opportunity for our Company and I’ve scheduled a Town Hall Meeting today to discuss the news (meeting details are below).

Given the changing industry landscape, joining forces with Merck creates enhanced opportunities for both of our companies. Together, we will be able to offer more choices to our customers in research, manufacturing, diagnostic and testing labs worldwide, including a broader range of products and capabilities, and enhanced global reach. Simply put, Merck is an excellent partner for Sigma-Aldrich. They value our culture and high standards of innovation and operational excellence, and the combination will afford new opportunities to employees.

By way of background, Merck approached us about combining the companies, which is a testament to the strength of our business, our customer-centric strategy and our talented employees. Consistent with their duties, the Sigma-Aldrich Board of Directors carefully evaluated the Merck proposal and concluded that this combination is in the best interest of our shareholders.

Merck is a public company with 70% of its shares owned by the founding family. Merck is one of the longest-standing pharmaceutical and chemical companies in the world, with roots dating back to 1668. Based in Darmstadt, Germany, Merck is a distinguished industry leader with around 39,000 employees in 66 countries, generating $14.4 billion of annual sales. In the U.S., Merck KGaA operates under the name EMD (to avoid confusion with the U.S.-based company Merck & Co., a separate and independent company from Merck). In the coming weeks, you will learn more about Merck and will have an opportunity to meet members of their team, and I’m sure you too will recognize the respect and appreciation they have for who we are.

Merck has successfully integrated a number of life science businesses in recent years, including Millipore, by evaluating each company and combining the strongest operations, most efficient processes and most innovative programs to best support the future growth of the combined company. Merck intends to apply those same principles here in order to ensure a seamless integration of both businesses. An integration team, led by representatives from both companies, will be established to oversee and facilitate the integration process. Merck intends to maintain a significant business presence in St. Louis and has a track record of being a good corporate citizen. Together, we will remain active participants in the local communities in which we operate. As I have worked closely with my counterparts at Merck over the past couple of months, it has become abundantly clear that both companies share a deep commitment to our values of respecting people and operating with integrity.

It is important to understand that today’s announcement is just the first step in a multi-month process. The transaction is subject to various approvals and customary closing conditions. Until it is completed, which is expected by mid-year 2015, Sigma-Aldrich and Merck will continue to operate as independent companies. It is business as usual and we must stay focused on serving our customers.

Please join me for an all-employee Global Town Hall today, September 22, at 12:00 p.m. CT to discuss this announcement. Please coordinate with your manager on your participation. We ask that you remain at your sites and gather with your colleagues in conference rooms or shared workspaces to join the meeting. You can find additional resources available here, including answers to many of your questions.

You can access the Hangout for the Global Town Hall using the link below.

Google Hangout Link

If you are unable to join the Town Hall, a replay will be available shortly thereafter on SIAL Today.

This news will attract interest from external parties. Please remember all media inquiries need to be directed to Corporate Communications. If you are contacted by the media, please direct the inquiry to Karen Miller (karen.miller@sial.com or 314-286-7996). If you are contacted by an investor or analyst, please direct the inquiry to Quintin Lai (quintin.lai@sial.com or 314-898-4643). If you are contacted by a customer regarding the announcement, please direct the inquiry to the sales management team.

Sigma-Aldrich is a great company with a great future thanks to each of you. While there is still much to be done before the transaction is completed, I am confident in your ability to continue to serve our customers. Thank you for your ongoing commitment to Sigma-Aldrich.

Regards,

Rakesh Sachdev

President & Chief Executive Officer, Sigma-Aldrich

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This communication may include “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Sigma-Aldrich Corporation (“Sigma-Aldrich”) and Merck KGaA (“Merck”), which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction include, but are not limited to: the risk our shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; Merck’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; Merck’s ability to promptly and effectively integrate the businesses of Sigma-Aldrich and Merck; a potential downgrade in the rating of Merck’s or Sigma-Aldrich’s indebtedness; downward pressure on Merck’s or Sigma-Aldrich’s common stock price and its impact on goodwill impairment evaluations; the effects of the business combination of Merck and Sigma-Aldrich, including the combined company’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere, including the Risk Factors section of Sigma-Aldrich’s most recent annual and quarterly reports on Form 10-K and Form 10-Q. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Merck. The proposed merger will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Sigma-Aldrich’s website at http://investor.sigmaaldrich.com under the heading “Financial Information - SEC Filings”. Shareholders of Sigma-Aldrich may also obtain a free copy of the definitive proxy statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Sigma-Aldrich and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.